Transaction Schedule
From 10-12-96 To 11-11-96

                                    Exec.
  Date    ID     Act      Qty    Symbol  Price
--------  ---   -----    ------   ------     -------
10-24-96  bamco  by 12,500   chh'i 15.1500
10-25-96  bamco  by 22,500   chh'i 15.1250
10-28-96  bamco  by 10,000   chh'i 15.2500
10-29-96  bamco  by  2,000   chh'i 15.3785
10-31-96  bamco  by      66,000   chh'i 15.2074
11-01-96  bamco  by 47,000   chh'i 15.0958
11-05-96  bamco  by 10,000   chh   14.6250
11-05-96  bamco  by  5,000   chh   14.6250
11-06-96  bamco  by  5,000   chh   15.2500
11-08-96  bamco  by  5,000   chh   15.3750
11-08-96  bamco  by  7,500   chh   15.3750
11-11-96  bamco  by 17,500   chh   15.4758
11-11-96  bcm    by  2,600   chh   15.4758